UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Richards Street, Suite 203, Vancouver, British Columbia,	V6B 3C1
Canada
(Address of Principal Executive Offices)	(Zip Code)

(511) 251-4646
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On February 6, 2007, the Pure Biofeuls Corp. (the “Company”), Luis Goyzueta (the president and chief executive officer of the Company), David Clifton, Hiroshi Dejaeghere, Joy Clifton, Gustavo Goyzueta, Alberto Pinto and Patric Orlando (together, the “Shareholders”) have entered into an agreement pursuant to which the Shareholders will place an aggregate of 12,267,255 shares of the Company’s common stock into escrow. The shares will be released back to the Shareholders upon the completion by the Company of certain strategic goals.

     The disclosure set forth in the final paragraph of Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective February 6, 2007, Joy Clifton, Patrick Orlando and Gustavo Goyzueta have resigned as directors of the Company. The resignations were not due to any disagreements with the Company on any matter relating to its operations, policies or practices.

     On February 6, 2007, the Board of Directors of the Company appointed Adam Roseman and Steve Magami as members of the Board of Directors, effective immediately. Mr. Roseman will act as Chairman of the Board of Directors. And Mr. Magami will serve as the Company’s Chief Strategy Officer. Messrs. Roseman and Magami will not serve on any Board of Directors committees at this time. There is no arrangement or understanding between Messrs. Roseman and Magami and any other persons pursuant to which they were elected as directors.

     Mr. Roseman has extensive experience in both finance and management. Previously, Mr. Roseman served as an investment banker in various sectors at Lehman Brothers, Piper Jaffray and Goldman Sachs. Currently, Mr. Roseman is a Director of Safe Renewables Corporation and Xyience, Inc. In addition, he is the Founder and CEO of ARC Investment Partners.

     Mr. Magami has led a career as a private equity investor and operations executive, focused on the alternative energy and financial services industries. Mr. Magami’s experience in the biodiesel industry is extensive having both covered the industry as a private equity investor and served as an Officer of Safe Renewables, where he headed business and corporate development. Mr. Magami is a former Principal of Lovell Minnick Partners, a private equity firm managing $350 million of assets. Mr. Magami has served on the boards of several established companies. Mr. Magami is currently a Partner of ARC Investment Partners, a Los Angeles-based private equity firm.

     On February 6, 2007, the Company, Luis Goyzueta, David Clifton, Hiroshi Dejaeghere and Joy Clifton (Messrs. Goyzueta, Clifton, Dejaeghere and Clifton, together, the “Transferring Shareholders”) have entered into an agreement with ARC Investment Partners, Tapirdo Enterprises, LLC, and SGM Capital, LLC pursuant to which the Transferring Shareholders will transfer (i) 3,000,000 shares of the Company’s common stock to ARC Investment Partners, (ii) 2,000,000 shares of the Company’s common stock to Tapirdo Enterprises, LLC and (iii) 1,000,000 shares of the Company’s common stock to SGM Capital, LLC upon the completion by the Company of certain strategic goals. Mr. Roseman is a Managing Director of Tapirdo Enterprises, LLC and Mr. Magami is a Managing Member of SGM Capital, LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2007	PURE BIOFUELS CORP.

	By:	/s/ Luis Goyzueta
Luis Goyzueta
President, Chief Executive Officer and Director